UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17,  2018

(Exact name of registrant as specified in its charter)

Commission file number:  1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8222
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)(d)  On April 17, 2018, A. H. Belo Corporation (“A. H. Belo” or the “Company”) announced that James M. Moroney III, 61, will retire as the Company’s Chairman, President and Chief Executive Officer effective May 17, 2018.  Mr. Moroney will become Publisher Emeritus during a transition period, and will continue to serve as a Class I member of the Board of Directors.  A copy of the announcement press release is furnished herewith as Exhibit 99.1.

Effective as of May 17, 2018, Robert W. Decherd, 67, will rejoin the Company as an executive officer and succeed Mr. Moroney as Chairman, President and Chief Executive Officer.  Mr. Decherd has served as a director on the Company’s Board of Directors since October 2007, and served as the Company’s Chairman, President and Chief Executive Officer from December 2007 through September 2013.  Mr. Decherd served as the Company’s Vice Chairman of the Board of Directors from September 2013 through December 2016.  Mr. Decherd is currently a member of the board of directors of Kimberly-Clark Corporation and has served on that board since 1996, and served as that company’s lead director from 2004 to 2008, chairman of its audit committee from 2002 to 2004, and has been a member of its audit committee since 2008.  Mr. Decherd is chairman of Parks for Downtown Dallas, a 501(c)(3) private operating foundation, and has served on the Advisory Council for Harvard University’s Center for Ethics and the Board of Visitors of the Columbia University Graduate School of Journalism.

The family relationships among the Company’s directors and named executive officers are as follows:  Mr. Decherd and Mr. Moroney are second cousins.  In addition, Mr. Decherd currently serves as a Class III member of the Board of Directors of the Company, and in such capacity Mr. Decherd received a prorated director fee totaling $42,171 for services as a member of the Board of Directors from January 1, 2017 through May 11, 2017, and director fees totaling $117,000 for board service from May 12, 2017 through the Company’s 2018 annual meeting of shareholders.  In addition, pursuant to a letter agreement dated June 19, 2013, the Company will continue to provide Mr. Decherd with the office, parking and executive assistant arrangements set forth in that agreement.  The June 19, 2013 letter agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 19, 2013.

(e)  In connection with Mr. Moroney’s retirement, the Company has entered into an Employment Agreement with him through August 1, 2018 during which time Mr. Moroney will facilitate a transition of responsibilities.  During the employment period, Mr. Moroney will continue to be compensated at his current annualized base salary of $600,000.  Upon termination of employment, Mr. Moroney will be entitled to receive a lump sum payment equal to his 2018 base salary, less actual amounts received as base salary compensation during 2018.

Mr. Moroney will continue to be eligible for a 2018 annual cash incentive bonus in an amount equal to 85% of his 2018 base salary, based one-half on financial performance objectives and one-half on individual objectives established by the Compensation Committee of the Board at its March 1, 2018 meeting. For 2018, the financial performance metrics are to be weighted as follows: (i) 40% against publishing revenue and EBITDA, split 50% on revenue and 50% on EBITDA; (ii) 40% against marketing services revenue and EBITDA, split 50% on revenue and 50% on EBITDA; and (iii) 20% against consolidated EBITDA. Threshold, target and maximum performance and payout ranges for the marketing services revenue component are 85%, 100% and 115%, respectively, for performance and 10%, 100% and 200%, respectively, for payout. Threshold, target and maximum performance and payout ranges for the publishing revenue component are 95%, 100% and 105%, respectively, for performance and 10%, 100% and 200%, respectively, for payout. Threshold, target and maximum performance and payout ranges for the EBITDA components are 85%, 100% and 115%, respectively, for performance and 10%, 100% and 200%, respectively, for payout.   Amounts earned, if any, based on actual 2018 Company performance will be paid in March 2019.  For the individual objective component, upon termination of employment, Mr. Moroney will be entitled to an “at target” level award of $255,000.

Long-term incentive compensation grants made to Mr. Moroney on March 1, 2018 and years prior shall remain vested.  These long-term incentive compensation grants were in the form of time-based restricted stock units (RSUs) under the Company’s Incentive Compensation Plan (“ICP”) and time-based cash awards outside of the ICP, and will pay out on an accelerated basis in accordance with the original terms of those grants.

During his employment period, Mr. Moroney will continue to be eligible, at his election, to participate in all employee benefit plans and programs generally available to other Company executives, except that he will not continue to be covered under the Company’s Change-in-Control Plan or the Severance Plan.  Effective upon termination of employment, Mr. Moroney will be eligible to receive compensation as a non-employee director at the compensation level then in effect for non-employee directors, prorated for any partial year.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference.

In connection with Mr. Decherd’s appointment as Chairman, President and Chief Executive Officer, Mr. Decherd’s 2018 annual base salary has been set at $360,000, effective as of May 17, 2018.  Mr. Decherd will no longer be entitled to receive compensation as a director, however, he will be entitled to receive an annual long-term equity incentive grant in the form of RSUs equal to the amount received by non-employee directors of the Company, such grant to be made on the date of the Company’s annual meeting of shareholders.  Mr. Decherd will not receive a cash incentive bonus for 2018 or other 2018 long-term incentive compensation.  Mr. Decherd is eligible to participate in the Company’s employee benefit plans and programs generally available to other Company executives, but has declined to participate for 2018.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 18, 2018, Article III, Section 3 of the Company’s Amended and Restated Bylaws has been amended to increase the retirement age of directors from 68 to 70.  The full text of Amendment No. 1 to the Company’s Amended and Restated Bylaws is filed herewith as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

3.1  Amendment No. 1 to the Amended and Restated Bylaws of A. H. Belo Corporation

10.1  James M. Moroney Employment Agreement dated April 18, 2018

99.1  Press Release dated April 17, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 18, 2018	A. H. BELO CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel &
Secretary

EXHIBIT INDEX

Exhibit No.  3.1  Amendment No. 1 to the Amended and Restated Bylaws of A. H. Belo Corporation

Exhibit No.  10.1  James M. Moroney Employment Agreement dated April 18, 2018

Exhibit No.  99.1  Press Release dated April 17, 2018